EXHIBIT 99.1

CB Financial Services, Inc.
Announces Second Quarter 2025 Financial Results and
Declares Quarterly Cash Dividend Increase of 4%

WASHINGTON, PA., July 22, 2025 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced its second quarter and year-to-date 2025 financial results.

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
(Dollars in thousands, except per share data) (Unaudited)

Net Income (GAAP)	$3,949	$1,909	$2,529	$3,219	$2,650	$5,858	$6,847
Net Income Adjustments	—	808	(562)	(293)	24	808	(976)
Adjusted Net Income (Non-GAAP) (1)	$3,949	$2,717	$1,967	$2,926	$2,674	$6,666	$5,871

Earnings per Common Share - Diluted (GAAP)	$0.74	$0.35	$0.46	$0.60	$0.51	$1.09	$1.33
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.74	$0.50	$0.35	$0.55	$0.52	$1.24	$1.14

Income Before Income Tax Expense (GAAP)	$4,715	$2,336	$3,051	$3,966	$3,210	$7,051	$8,327
Net Provision (Recovery) for Credit Losses	8	(40)	683	(41)	(36)	(32)	(73)
Pre-Provision Net Revenue (“PPNR”)	$4,723	$2,296	$3,734	$3,925	$3,174	$7,019	$8,254
Net Income Adjustments	$—	$1,023	$(711)	$(383)	$31	$20	$(992)
Adjusted PPNR (Non-GAAP) (1)	$4,723	$3,319	$3,023	$3,542	$3,205	$7,039	$7,262
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted as presented later in this Press Release.
2025 Second Quarter Financial Highlights
•Total assets were $1.52 billion at June 30, 2025, an increase of $34.5 million from March 31, 2025. Growth has been largely driven through strong commercial real estate and commercial and industrial loan production funded through a rise in core deposit accounts. The Bank also continues to focus efforts on repositioning the balance sheet to maximize earnings while maintaining its historic risk profile. These strategic movements include:
◦Effectively managing cash and liquidity.
◦Redeploying repayments of indirect automobile and residential mortgage loans into higher-yielding commercial loan products. Commercial loans totaled 59% of the Bank’s loan portfolio at June 30, 2025 compared to 53% at June 30, 2024.
◦Effecting changes in the Bank’s deposit mix by focusing on growth in lower cost core deposit relationships and reducing reliance on time deposits.
•Net interest margin (“NIM”) improved to 3.54% for the three months ended June 30, 2025 compared to 3.27% for the three months ended March 31, 2025. Main factors impacting the improved NIM included:
◦A reduction in the cost of funds to 1.89% from 2.03% resulting from the favorable change in the Bank’s deposit mix coupled with disciplined deposit pricing and the recent reduction in the federal funds rate.
◦An increase in the yield on earning assets to 5.31% from 5.17% as the positive impact of the balance sheet repositioning strategies offset the effect of recent rate cuts on asset repricing.
•Noninterest expenses decreased $1.1 million to $8.7 million for the three months ended June 30, 2025 compared to $9.8 million for the three months ended March 31, 2025. During the quarter ended March 31, 2025, the Bank recognized $1.0 million in one-time expenses related to the previously announced reduction in force. Excluding these one-time charges, noninterest expense decreased $51,000 as ongoing savings from the reduction in force and other operational changes

EXHIBIT 99.1

involving property management, recruitment and other activities are realized and expenses are actively managed and controlled.
•Asset quality remains strong as nonperforming loans to total loans was 0.16% at June 30, 2025.
•Book value per share and tangible book value per share (Non-GAAP) was $29.84 and $27.88, respectively at June 30, 2025. The improvements since year-end resulted from increased equity due to current period net income and a decrease in accumulated other comprehensive losses, partially offset by treasury shares repurchased under the Company’s stock repurchase program and the payment of dividends.
•The Bank remains well-capitalized and is positioned for future growth.

Management Commentary
President and CEO John H. Montgomery commented, “The first half of the year demonstrated solid loan growth and continued net interest margin improvement, with our strong second quarter operating results further reinforcing this positive momentum. Net interest margin expansion during the quarter was driven primarily by a reduction in our cost of funds, reflecting a more favorable deposit mix, disciplined deposit pricing and the recent federal funds rate cuts. Additionally, the yield on earning assets increased during the quarter, supported by the positive impact of our balance sheet repositioning strategies, which effectively mitigated the effects of recent rate reductions on asset repricing. Together, these factors demonstrate the effectiveness of our proactive management approach and position us to sustain strong margin performance moving forward.

In navigating a fluctuating economic environment, we remain disciplined by maintaining a conservative balance sheet and actively managing risk. Since year-end, our loan portfolio grew by $18.2 million, or 1.7%, driven by increases in commercial real estate and commercial and industrial loans, partially offset by declines in construction, consumer and residential real estate loans. We were encouraged by loan growth during the quarter and anticipate steady loan demand throughout the year. Asset quality remains strong, with nonperforming loans representing just 0.16% of total loans and allowance for credit losses to nonperforming assets of 505.0% at quarter-end, reflecting our commitment to prudent credit management.

In the second quarter we advanced the implementation of our Specialty Treasury Payments & Services program—an integral part of our long-term strategic plan to drive sustainable revenue growth and expand our core deposit base. All focus remains on building out the treasury products, personnel and technology to be fully operational by late 2025. While related expenses will modestly impact operating costs in the near term, we expect this to be a high-return investment in the strength and scalability of our franchise.

We continue to prioritize strengthening core banking relationships and strategically reducing our reliance on time deposit-only accounts, contributing to a positive shift in our deposit mix. Since year-end, total time deposits declined by $16.7 million, driven by a $56.7 million reduction in organic time deposits, partially offset by a $40.0 million increase in brokered CDs. As we begin to scale our treasury deposit initiatives later this year, we anticipate the opportunity to reduce or fully replace brokered CDs, further aligning our funding mix with our long-term strategic objectives.

As we move into the second half of the year, we maintain a positive outlook on the effectiveness of our strategic initiatives and believe we are well-positioned to achieve meaningful revenue growth by year-end.”

Dividend Declaration
The Company’s Board of Directors has approved a 4.0% increase in the regular quarterly dividend by declaring a $0.26 quarterly cash dividend per outstanding share of common stock, payable on or about August 29, 2025, to stockholders of record as of the close of business on August 15, 2025.

2025 Second Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income increased $1.1 million, or 9.3%, to $12.5 million for the three months ended June 30, 2025 compared to $11.5 million for the three months ended June 30, 2024.
•Net Interest Margin (NIM) (GAAP) increased to 3.54% for the three months ended June 30, 2025 compared to 3.18% for the three months ended June 30, 2024. Fully tax equivalent (FTE) NIM (Non-GAAP) increased 36 basis points (“bps”) to 3.55% for the three months ended June 30, 2025 compared to 3.19% for the three months ended June 30, 2024.
•Interest and dividend income decreased $179,000, or 0.9%, to $18.8 million for the three months ended June 30, 2025 compared to $18.9 million for the three months ended June 30, 2024.

◦Interest income on loans increased $822,000, or 5.6%, to $15.5 million for the three months ended June 30, 2025 compared to $14.7 million for the three months ended June 30, 2024. The average yield on loans increased 18 bps to 5.68% from 5.50% despite a 100bp reduction in the federal funds rate since September 2024. While this led to the downward repricing of variable and adjustable rate loans, the impact was negated by a reduction in lower yielding consumer loans due to the discontinuation of the indirect automobile loan product with the redeployment of those funds into higher yielding commercial loan products. The increase in the average yield caused a $489,000 increase in interest income on loans. Additionally, the average balance of loans increased $22.2 million to $1.10 billion from $1.08 billion, causing a $349,000 increase in interest income on loans.
◦Interest income on taxable investment securities increased $16,000, or 0.6%, to $2.9 million for the three months ended June 30, 2025 compared to $2.8 million for the three months ended June 30, 2024 driven by a $18.5 million increase in average balances, partially offset by a 26 bp decrease in average yield. The increase in volume was driven by a $22.9 million increase in the average balance of collateralized loan obligation (“CLO”) securities as the Bank executed a leverage strategy during 2024 to purchase these assets funded with cash reserves and brokered certificates of deposits. The decrease in yield resulted from the reductions in the federal funds rate since September 2024.
◦Interest income on interest-earning deposits at other banks decreased $982,000 to $331,000 for the three months ended June 30, 2025 compared to $1.3 million for the three months ended June 30, 2024 driven by a 125 bp decrease in the average yield and a $67.7 million decrease in average balances. The decrease in the yield was directly related to the Federal Reserve’s reductions in the federal funds rate.
•Interest expense decreased $1.2 million, or 16.7%, to $6.2 million for the three months ended June 30, 2025 compared to $7.5 million for the three months ended June 30, 2024.
◦Interest expense on deposits decreased $1.3 million, or 19.0%, to $5.7 million for the three months ended June 30, 2025 compared to $7.1 million for the three months ended June 30, 2024. The cost of interest-bearing deposits declined 47 bps to 2.28% for the three months ended June 30, 2025 from 2.75% for the three months ended June 30, 2024 due to the change in the deposit mix and the recent Federal Reserve federal funds rate decreases. The decrease in the cost of interest-bearing deposits accounted for a $1.2 million reduction in interest expense. Average interest-bearing deposit balances decreased $27.2 million, or 2.6%, to $1.01 billion as of June 30, 2025 compared to $1.03 billion as of June 30, 2024, primarily as the Bank strategically reduced brokered deposits and time deposit only relationships. The decrease in average balances accounted for a $161,000 reduction in interest expense.
Provision for Credit Losses
A provision for credit losses of $8,000 was recorded for the three months ended June 30, 2025. The provision for credit losses - loans was a $136,000 recovery and was primarily due to a reduction of reserve required for individually assessed loans and changes in loan concentrations, partially offset by additional reserve required for overall loan growth and a change in qualitative factors relating to economic conditions. The provision for credit losses - unfunded commitments was $144,000 and was due to an increase in unfunded commitments and an increase in funding rates. This compared to a net recovery of $36,000 recorded for the three months ended June 30, 2024 as the provision for credit losses - loans was $12,000 and was primarily due to an increase in the reserve required for individually assessed loans, partially offset by a decrease in loan balances while the provision for credit losses - unfunded commitments was a recovery of $48,000 and was due to a decrease in loss rates.

Noninterest Income
Noninterest income increased $243,000, or 35.3%, to $931,000 for the three months ended June 30, 2025, compared to $688,000 for the three months ended June 30, 2024. This resulted primarily from a $205,000 increase in service fees primarily related to corporate deposit and Individual Covered Health Reimbursement Arrangement accounts.

Noninterest Expense
Noninterest expense decreased $236,000, or 2.6%, to $8.7 million for the three months ended June 30, 2025 compared to $9.0 million for the three months ended June 30, 2024. Occupancy expense decreased $324,000 due to environmental remediation costs related to a construction project on one of the Bank’s office locations recognized only in 2024 and certain property management cost savings initiatives implemented in 2025. Intangible amortization decreased $264,000 as the Bank’s core deposit intangibles were fully amortized in 2024. Data processing expense decreased $250,000 due to costs associated with the implementation of a new loan origination system and financial dashboard platform during mid-2024. Pennsylvania shares tax expense decreased $154,000 due to $217,000 of refunds received on amended returns filed for prior years. Legal and professional fees decreased $91,000 primarily due to timing differences related to internal and external audit and tax services. These decreases were partially offset as salaries and benefits increased $663,000, or 15.0%, to $5.1 million primarily due to merit increases, revenue producing staff additions and higher insurance benefit costs, partially offset by savings realized due to the reduction in force implemented earlier this year. Equipment expense increased $74,000 due to higher depreciation expense associated with interactive teller machines, security system upgrades and other equipment placed into service in 2024.

Statement of Financial Condition Review

Assets
Total assets increased $36.4 million, or 2.5%, to $1.52 billion at June 30, 2025, compared to $1.48 billion at December 31, 2024.
•Cash and due from banks increased $14.9 million, or 30.1%, to $64.5 million at June 30, 2025, compared to $49.6 million at December 31, 2024.
•Securities increased $5.0 million, or 1.9%, to $267.2 million at June 30, 2025, compared to $262.2 million at December 31, 2024. The securities balance was primarily impacted by security purchases and an increase in the market value of the portfolio, partially offset by principal repayments on amortizing securities and the sale of equity securities.
Loans and Credit Quality
•Total loans increased $18.2 million, or 1.7%, to $1.11 billion compared to $1.09 billion, and included increases in commercial real estate and commercial and industrial loans of $27.7 million and $26.2 million, respectively, partially offset by decreases in construction, consumer and residential real estate loans of $14.0 million, $13.1 million and $8.7 million, respectively. The decrease in consumer loans resulted from a reduction in indirect automobile loan production due to the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products. Excluding the $8.3 million decrease in indirect automobile loans, total loans increased $26.4 million, or 2.4%. Loan production totaled $97.0 million while $51.5 million of loans were paid off since December 31, 2024.
•The allowance for credit losses (ACL) was $9.7 million at June 30, 2025 and $9.8 million at December 31, 2024. As a result, the ACL to total loans was 0.88% at June 30, 2025 and 0.90% at December 31, 2024. During the current year, the Company recorded a net recovery for credit losses of $32,000. The allowance for credit losses to nonperforming assets was 505.0% at June 30, 2025 and 548.1% at December 31, 2024.
•Net recoveries for the three months ended June 30, 2025 were $39,000, or 0.01% of average loans on an annualized basis. Net charge-offs for the three months ended June 30, 2024 were $67,000, or 0.02% of average loans on an annualized basis. Net charge-offs for the six months ended June 30, 2025 were $15,000. Net charge-offs for the six months ended June 30, 2024 were $50,000.
•Nonperforming loans, which include nonaccrual loans and accruing loans past due 90 days or more, were $1.8 million at June 30, 2025 and December 31, 2024. Nonperforming loans to total loans ratio was 0.16% at June 30, 2025 and December 31, 2024.

Liabilities
Total liabilities increased $35.4 million, or 2.7%, to $1.37 billion at June 30, 2025 compared to $1.33 billion at December 31, 2024.
Deposits
•Total deposits increased $25.9 million, or 2.0%, to $1.31 billion as of June 30, 2025 compared to $1.28 billion at December 31, 2024. Interest-bearing demand, non interest-bearing demand and savings deposits increased $36.7 million, $10.8 million and $1.5 million, respectively while time deposits decreased $16.7 million and money market deposits decreased $6.3 million, respectively. This favorable change in the deposit mix was the result of an increased focus on building core banking relationships while strategically reducing time deposit-only relationships. Brokered time deposits totaled $79.0 million as of June 30, 2025 and $39.0 million as of December 31, 2024, all of which mature within three months and were utilized to fund the purchase of floating rate CLO securities. At June 30, 2025, FDIC insured deposits totaled approximately 61.0% of total deposits while an additional 14.8% of total deposits were collateralized with investment securities.
Accrued Interest Payable and Other Liabilities
•Accrued interest payable and other liabilities increased $9.5 million, or 59.6%, to $25.5 million at June 30, 2025, compared to $16.0 million at December 31, 2024 primarily due to $9.0 million of syndicated national credits not yet settled.

Stockholders’ Equity
Stockholders’ equity increased $984,000, or 0.7%, to $148.4 million at June 30, 2025, compared to $147.4 million at December 31, 2024. The key factors positively impacting stockholders’ equity was $5.9 million of net income for the current year, a $2.9 million decrease in accumulated other comprehensive loss and $1.1 million of shares issued as a result of stock option exercises, partially offset by $6.8 million of treasury shares purchased under the stock repurchase program and the payment of $2.5 million in dividends since December 31, 2024.
Book value per share
Book value per common share was $29.84 at June 30, 2025 compared to $28.71 at December 31, 2024, an increase of $1.13.

Tangible book value per common share (Non-GAAP) was $27.88 at June 30, 2025, compared to $26.82 at December 31, 2024, an increase of $1.06.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Assets
Cash and Due From Banks	$64,506	$61,274	$49,572	$147,325	$142,600
Securities	267,171	258,699	262,153	270,881	268,769
Loans Held for Sale	512	230	900	428	632
Loans
Real Estate:
Residential	329,324	334,744	337,990	338,926	342,689
Commercial	513,197	497,316	485,513	464,354	458,724
Construction	40,680	54,597	54,705	43,515	44,038
Commercial and Industrial	138,221	107,419	112,047	108,554	112,395
Consumer	57,376	61,854	70,508	80,004	90,357
Other	32,026	32,564	31,863	30,402	30,491
Total Loans	1,110,824	1,088,494	1,092,626	1,065,755	1,078,694
Allowance for Credit Losses	(9,722)	(9,819)	(9,805)	(9,479)	(9,527)
Loans, Net	1,101,102	1,078,675	1,082,821	1,056,276	1,069,167
Premises and Equipment, Net	20,223	20,392	20,708	20,838	20,326
Bank-Owned Life Insurance	24,506	24,358	24,209	24,057	23,910
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	—	—	—	88	353
Accrued Interest Receivable and Other Assets	30,232	30,096	31,469	32,116	24,770
Total Assets	$1,517,984	$1,483,456	$1,481,564	$1,561,741	$1,560,259

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$278,685	$267,392	$267,896	$267,022	$269,964
Interest-Bearing Demand Accounts	353,448	341,212	316,764	326,505	324,688
Money Market Accounts	225,141	228,005	231,458	220,789	229,998
Savings Accounts	172,021	176,722	170,530	172,354	179,081
Time Deposits	280,137	267,766	296,869	367,150	346,037
Total Deposits	1,309,432	1,281,097	1,283,517	1,353,820	1,349,768

Other Borrowings	34,738	34,728	34,718	34,708	34,698
Accrued Interest Payable and Other Liabilities	25,452	19,342	15,951	24,073	32,911
Total Liabilities	1,369,622	1,335,167	1,334,186	1,412,601	1,417,377

Stockholders’ Equity	148,362	148,289	147,378	149,140	142,882
Total Liabilities and Stockholders’ Equity	$1,517,984	$1,483,456	$1,481,564	$1,561,741	$1,560,259

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended					Six Months Ended
Selected Operating Data	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Interest and Dividend Income:
Loans, Including Fees	$15,492	$14,528	$14,930	$14,945	$14,670	$30,020	$29,508
Securities:
Taxable	2,860	2,777	3,096	3,289	2,844	5,637	5,148
Dividends	9	28	27	28	27	37	54
Other Interest and Dividend Income	399	514	1,378	1,511	1,398	912	2,216
Total Interest and Dividend Income	18,760	17,847	19,431	19,773	18,939	36,606	36,926
Interest Expense:
Deposits	5,721	6,111	7,492	7,892	7,065	11,833	13,056
Short-Term Borrowings	108	23	—	—	—	131	—
Other Borrowings	391	402	407	407	404	792	808
Total Interest Expense	6,220	6,536	7,899	8,299	7,469	12,756	13,864
Net Interest and Dividend Income	12,540	11,311	11,532	11,474	11,470	23,850	23,062
(Recovery) Provision for Credit Losses - Loans	(136)	68	483	25	12	(68)	(130)
Provision (Recovery) for Credit Losses - Unfunded Commitments	144	(108)	200	(66)	(48)	36	57
Net Interest and Dividend Income After Net Provision (Recovery) for Credit Losses	12,532	11,351	10,849	11,515	11,506	23,882	23,135
Noninterest Income:
Service Fees	559	462	460	451	354	1,021	769
Insurance Commissions	1	1	1	1	1	2	3
Other Commissions	66	63	63	104	22	129	84
Net Gain on Sales of Loans	26	22	3	18	9	49	30
Net (Loss) Gain on Securities	—	(69)	3	245	(31)	(69)	(197)
Net Gain on Purchased Tax Credits	4	4	12	12	12	7	25
Gain on Sale of Subsidiary	—	—	—	138	—	—	—
Net Gain on Disposal of Premises and Equipment	—	—	—	—	—	—	274
Income from Bank-Owned Life Insurance	148	149	152	147	147	297	295
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	—	—	915
Other Income	127	155	961	117	174	282	406
Total Noninterest Income	931	787	1,655	1,233	688	1,718	2,604
Noninterest Expense:
Salaries and Employee Benefits	5,088	6,036	5,258	4,561	4,425	11,124	9,001
Occupancy	616	750	652	755	940	1,366	1,689
Equipment	372	330	313	280	298	702	562
Data Processing	761	797	832	772	1,011	1,558	1,703
Federal Deposit Insurance Corporation Assessment	203	176	172	177	161	379	290
Pennsylvania Shares Tax	143	257	301	265	297	400	595
Contracted Services	382	310	522	431	390	692	671
Legal and Professional Fees	117	262	268	297	208	378	420
Advertising	124	119	137	141	78	242	206
Other Real Estate Owned	1	—	34	2	37	2	14
Amortization of Intangible Assets	—	—	88	264	264	—	605
Other Expense	941	765	876	837	875	1,706	1,656
Total Noninterest Expense	8,748	9,802	9,453	8,782	8,984	18,549	17,412
Income Before Income Tax Expense	4,715	2,336	3,051	3,966	3,210	7,051	8,327
Income Tax Expense	766	427	522	747	560	1,193	1,480
Net Income	$3,949	$1,909	$2,529	$3,219	$2,650	$5,858	$6,847

	Three Months Ended					Six Months Ended
Per Common Share Data	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Dividends Per Common Share	$0.25	$0.25	$0.25	$0.25	$0.25	$0.50	$0.50
Earnings Per Common Share - Basic	0.79	0.37	0.49	0.63	0.52	1.15	1.33
Earnings Per Common Share - Diluted	0.74	0.35	0.46	0.60	0.51	1.09	1.33

Weighted Average Common Shares Outstanding - Basic	5,022,813	5,125,577	5,126,782	5,137,586	5,142,139	5,073,911	5,136,021
Weighted Average Common Shares Outstanding - Diluted	5,332,026	5,471,006	5,544,829	5,346,750	5,152,657	5,387,924	5,151,188

	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Common Shares Outstanding	4,972,300	5,099,069	5,132,654	5,129,921	5,141,911
Book Value Per Common Share	$29.84	$29.08	$28.71	$29.07	$27.79
Tangible Book Value per Common Share (1)	27.88	27.17	26.82	27.16	25.83
Stockholders’ Equity to Assets	9.8%	10.0%	9.9%	9.5%	9.2%
Tangible Common Equity to Tangible Assets (1)	9.2	9.4	9.4	9.0	8.6

	Three Months Ended					Six Months Ended
Selected Financial Ratios (2)	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
Return on Average Assets	1.06%	0.53%	0.65%	0.84%	0.71%	0.80%	0.93%
Return on Average Equity	10.76	5.24	6.80	8.80	7.58	8.01	9.80
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	135.33	134.70	133.33	133.26	135.69	135.02	136.36
Average Equity to Average Assets	9.88	10.07	9.63	9.54	9.36	9.97	9.54
Net Interest Rate Spread	2.91	2.61	2.41	2.36	2.44	2.76	2.55
Net Interest Rate Spread (FTE) (1)	2.93	2.63	2.42	2.38	2.46	2.78	2.56
Net Interest Margin	3.54	3.27	3.12	3.11	3.18	3.40	3.27
Net Interest Margin (FTE) (1)	3.55	3.28	3.13	3.12	3.19	3.42	3.28
Net Charge-Offs (Recoveries) to Average Loans	(0.01)	0.02	0.06	0.03	0.02	—	0.01
Efficiency Ratio	64.94	81.02	71.68	69.11	73.89	72.55	67.84

Asset Quality Ratios	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Allowance for Credit Losses to Total Loans	0.88%	0.90%	0.90%	0.89%	0.88%
Allowance for Credit Losses to Nonperforming Loans (3)	550.20	414.48	548.07	463.07	513.03
Delinquent and Nonaccrual Loans to Total Loans (4)	0.49	0.54	0.72	0.98	0.53
Nonperforming Loans to Total Loans (3)	0.16	0.22	0.16	0.19	0.17
Nonperforming Assets to Total Assets (5)	0.13	0.16	0.12	0.14	0.13

Capital Ratios (6)	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
Common Equity Tier 1 Capital (to Risk Weighted Assets)	15.28%	14.94%	14.78%	14.79%	14.62%
Tier 1 Capital (to Risk Weighted Assets)	15.28	14.94	14.78	14.79	14.62
Total Capital (to Risk Weighted Assets)	16.29	15.95	15.79	15.76	15.61
Tier 1 Leverage (to Adjusted Total Assets)	10.49	10.36	9.98	9.96	9.98
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(5)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(6)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	June 30, 2025			March 31, 2025			December 31, 2024			September 30, 2024			June 30, 2024
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,098,698	$15,549	5.68%	$1,075,083	$14,584	5.50%	$1,066,304	$14,975	5.59%	$1,063,946	$14,987	5.60%	$1,076,455	$14,711	5.50%
Debt Securities
Taxable	284,499	2,860	4.02	278,362	2,777	3.99	284,002	3,096	4.36	288,208	3,289	4.56	266,021	2,844	4.28
Equity Securities	1,000	9	3.60	2,674	28	4.19	2,693	27	4.01	2,693	28	4.16	2,693	27	4.01
Interest-Earning Deposits at Banks	33,564	331	3.94	45,056	459	4.07	114,245	1,338	4.68	111,131	1,448	5.21	101,277	1,313	5.19
Other Interest-Earning Assets	3,767	68	7.24	3,196	55	6.98	3,070	40	5.18	3,108	63	8.06	3,154	85	10.84
Total Interest-Earning Assets	1,421,528	18,817	5.31	1,404,371	17,903	5.17	1,470,314	19,476	5.27	1,469,086	19,815	5.37	1,449,600	18,980	5.27
Noninterest-Earning Assets	67,513			63,324			65,786			57,602			53,564
Total Assets	$1,489,041			$1,467,695			$1,536,100			$1,526,688			$1,503,164
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$334,752	$1,677	2.01%	$317,799	$1,526	1.95%	$328,129	$1,838	2.23%	$316,301	$1,923	2.42%	$325,069	$1,858	2.30%
Money Market Accounts	238,195	1,747	2.94	230,634	1,726	3.04	227,606	1,821	3.18	217,148	1,726	3.16	214,690	1,646	3.08
Savings Accounts	174,055	42	0.10	172,322	41	0.10	170,612	45	0.10	175,753	46	0.10	184,944	52	0.11
Time Deposits	259,506	2,255	3.49	285,093	2,818	4.01	341,686	3,788	4.41	358,498	4,197	4.66	308,956	3,509	4.57
Total Interest-Bearing Deposits	1,006,508	5,721	2.28	1,005,848	6,111	2.46	1,068,033	7,492	2.79	1,067,700	7,892	2.94	1,033,659	7,065	2.75
Short-Term Borrowings	9,143	108	4.74	1,985	23	4.70	—	—	—	—	—	—	2	—	—
Other Borrowings	34,733	391	4.52	34,723	402	4.70	34,713	407	4.66	34,702	407	4.67	34,692	404	4.68
Total Interest-Bearing Liabilities	1,050,384	6,220	2.38	1,042,556	6,536	2.54	1,102,746	7,899	2.85	1,102,402	8,299	2.99	1,068,353	7,469	2.81
Noninterest-Bearing Demand Deposits	270,729			265,522			267,598			263,650			272,280
Total Funding and Cost of Funds	1,321,113		1.89	1,308,078		2.03	1,370,344		2.29	1,366,052		2.42	1,340,633		2.24
Other Liabilities	20,789			11,854			17,883			15,043			21,867
Total Liabilities	1,341,902			1,319,932			1,388,227			1,381,095			1,362,500
Stockholders' Equity	147,139			147,763			147,873			145,593			140,664
Total Liabilities and Stockholders' Equity	$1,489,041			$1,467,695			$1,536,100			$1,526,688			$1,503,164
Net Interest Income (FTE) (Non-GAAP) (3)		$12,597			$11,367			$11,577			$11,516			$11,511
Net Interest-Earning Assets (4)	371,144			361,815			367,568			366,684			381,247
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			2.93%			2.63%			2.42%			2.38%			2.46%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.55			3.28			3.13			3.12			3.19
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Six Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest and Dividends	Yield /Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,086,955	$30,132	5.59%	$1,082,172	$29,586	5.50%
Debt Securities
Taxable	281,447	5,637	4.01	250,912	5,148	4.10
Marketable Equity Securities	1,832	37	4.04	2,693	54	4.01
Interest-Earning Deposits at Banks	39,278	789	4.02	80,082	2,045	5.11
Other Interest-Earning Assets	3,484	123	7.12	3,195	171	10.76
Total Interest-Earning Assets	1,412,996	36,718	5.24	1,419,054	37,004	5.24
Noninterest-Earning Assets	65,758			54,141
Total Assets	$1,478,754			$1,473,195

Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$326,322	$3,203	1.98%	$329,974	$3,653	2.23%
Savings Accounts	173,193	83	0.10	188,194	111	0.12
Money Market Accounts	234,436	3,473	2.99	209,279	3,159	3.04
Time Deposits	272,229	5,074	3.76	278,538	6,133	4.43
Total Interest-Bearing Deposits	1,006,180	11,833	2.37	1,005,985	13,056	2.61
Short-Term Borrowings	5,584	131	4.73	1	—	—
Other Borrowings	34,728	792	4.60	34,687	808	4.68
Total Interest-Bearing Liabilities	1,046,492	12,756	2.46	1,040,673	13,864	2.68
Noninterest-Bearing Demand Deposits	268,140			275,485
Total Funding and Cost of Funds	1,314,632		1.96	1,316,158		2.12
Other Liabilities	16,673			16,559
Total Liabilities	1,331,305			1,332,717
Stockholders' Equity	147,449			140,478
Total Liabilities and Stockholders' Equity	$1,478,754			$1,473,195
Net Interest Income (FTE) (Non-GAAP) (3)		23,962			23,140
Net Interest-Earning Assets (4)	366,504			378,381
Net Interest Rate Spread (FTE) (Non-GAAP) (3)(5)			2.78%			2.56%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.42			3.28
(1)    Annualized based on six months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24
(Dollars in thousands, except share and per share data) (Unaudited)

Total Assets (GAAP)	$1,517,984	$1,483,456	$1,481,564	$1,561,741	$1,560,259
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,820)	(10,085)
Tangible Assets (Non-GAAP) (Numerator)	$1,508,252	$1,473,724	$1,471,832	$1,551,921	$1,550,174
Stockholders' Equity (GAAP)	$148,362	$148,289	$147,378	$149,140	$142,882
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,820)	(10,085)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$138,630	$138,557	$137,646	$139,320	$132,797
Stockholders’ Equity to Assets (GAAP)	9.8%	10.0%	9.9%	9.5%	9.2%
Tangible Common Equity to Tangible Assets (Non-GAAP)	9.2%	9.4%	9.4%	9.0%	8.6%
Common Shares Outstanding (Denominator)	4,972,300	5,099,069	5,132,654	5,129,921	5,141,911
Book Value per Common Share (GAAP)	$29.84	$29.08	$28.71	$29.07	$27.79
Tangible Book Value per Common Share (Non-GAAP)	$27.88	$27.17	$26.82	$27.16	$25.83

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
(Dollars in thousands) (Unaudited)

Net Income (GAAP)	$3,949	$1,909	$2,529	$3,219	$2,650	$5,858	$6,847
Amortization of Intangible Assets, Net	—	—	88	264	264	—	605
Adjusted Net Income (Non-GAAP) (Numerator)	$3,949	$1,909	$2,617	$3,483	$2,914	$5,858	$7,452
Annualization Factor	4.01	4.06	3.98	3.98	4.02	2.02	2.01
Average Stockholders' Equity (GAAP)	$147,139	$147,763	$147,873	$145,593	$140,664	$147,449	$140,478
Average Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,758)	(9,987)	(10,242)	(9,732)	(10,398)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$137,407	$138,031	$138,115	$135,606	$130,422	$137,717	$130,080
Return on Average Equity (GAAP)	10.76%	5.24%	6.80%	8.80%	7.58%	8.01%	9.80%
Return on Average Tangible Common Equity (Non-GAAP)	11.53%	5.61%	7.54%	10.22%	8.99%	8.58%	11.52%

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$18,760	$17,847	$19,431	$19,773	$18,939	$36,606	$36,926
Adjustment to FTE Basis	57	56	45	42	41	112	78
Interest Income (FTE) (Non-GAAP)	18,817	17,903	19,476	19,815	18,980	36,718	37,004
Interest Expense (GAAP)	6,220	6,536	7,899	8,299	7,469	12,756	13,864
Net Interest Income (FTE) (Non-GAAP)	$12,597	$11,367	$11,577	$11,516	$11,511	$23,962	$23,140

Net Interest Rate Spread (GAAP)	2.91%	2.61%	2.41%	2.36%	2.44%	2.76%	2.55%
Adjustment to FTE Basis	0.02	0.02	0.01	0.02	0.02	0.02	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	2.93%	2.63%	2.42%	2.38%	2.46%	2.78%	2.56%

Net Interest Margin (GAAP)	3.54%	3.27%	3.12%	3.11%	3.18%	3.40%	3.27%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.01	0.02	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.55%	3.28%	3.13%	3.12%	3.19%	3.42%	3.28%

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
(Dollars in thousands) (Unaudited)

Income Before Income Tax Expense (GAAP)	$4,715	$2,336	$3,051	$3,966	$3,210	$7,051	$8,327
Net Provision (Recovery) for Credit Losses	8	(40)	683	(41)	(36)	(32)	(73)
PPNR (Non-GAAP)	4,723	2,296	3,734	3,925	3,174	7,019	8,254
Adjustments
Net Loss (Gain) on Securities	—	69	(3)	(245)	31	69	197
Gain on Sale of Subsidiary	—	—	—	(138)	—	—	—
Net Gain on Disposal of Premises and Equipment	—	—	—	—	—	—	(274)
Earn-out Payment Related to the Sale of EU	—	(49)	(708)	—	—	(49)	—
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	—	—	(915)
Reduction in Force Expenses	—	1,003	—	—	—
Adjusted PPNR (Non-GAAP) (Numerator)	$4,723	$3,319	$3,023	$3,542	$3,205	$7,039	$7,262
Annualization Factor	4.01	4.06	3.98	3.98	4.02	2.02	2.01
Average Assets (Denominator)	$1,489,041	$1,467,695	$1,536,100	$1,526,688	$1,503,164	$1,478,754	$1,473,195
Adjusted PPNR Return on Average Assets (Non-GAAP)	1.27%	0.92%	0.78%	0.92%	0.86%	0.96%	0.99%

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (GAAP)	$3,949	$1,909	$2,529	$3,219	$2,650	$5,858	$6,847

Adjustments
Net Loss (Gain) on Securities	—	69	(3)	(245)	31	69	197
Gain on Sale of Subsidiary	—	—	—	(138)	—	—	—
Net Gain on Disposal of Premises and Equipment	—	—	—	—	—	—	(274)
Earn-out Payment Related to the Sale of EU	—	(49)	(708)	—	—	(49)	—
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	—	—	(915)
Reduction in Force Expenses	—	1,003	—	—	—	1,003	—
Tax effect	—	(215)	149	90	(7)	(215)	16
Adjusted Net Income (Non-GAAP)	$3,949	$2,717	$1,967	$2,926	$2,674	$6,666	$5,871
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,332,026	5,471,006	5,544,829	5,346,750	5,152,657	5,387,924	5,151,188
Earnings per Common Share - Diluted (GAAP)	$0.74	$0.35	$0.46	$0.60	$0.51	$1.09	$1.33
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.74	$0.50	$0.35	$0.55	$0.52	$1.24	$1.14
Net Income (GAAP) (Numerator)	$3,949	$1,909	$2,529	$3,219	$2,650	$5,858	$6,847
Annualization Factor	4.01	4.06	3.98	3.98	4.02	2.02	2.01
Average Assets (Denominator)	1,489,041	1,467,695	1,536,100	1,526,688	1,503,164	1,478,754	1,473,195
Return on Average Assets (GAAP)	1.06%	0.53%	0.65%	0.84%	0.71%	0.80%	0.93%
Adjusted Net Income (Non-GAAP) (Numerator)	$3,949	$2,717	$1,967	$2,926	$2,674	$6,666	$5,871
Annualization Factor	4.01	4.06	3.98	3.98	4.02	2.02	2.01
Average Assets (Denominator)	1,489,041	1,467,695	1,536,100	1,526,688	1,503,164	1,478,754	1,473,195
Adjusted Return on Average Assets (Non-GAAP)	1.06%	0.75%	0.51%	0.76%	0.72%	0.91%	0.80%

	Three Months Ended					Six Months Ended
	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	6/30/25	6/30/24
(Dollars in thousands) (Unaudited)

Net Income (GAAP) (Numerator)	$3,949	$1,909	$2,529	$3,219	$2,650	$5,858	$6,847
Annualization Factor	4.01	4.06	3.98	3.98	4.02	2.02	2.01
Average Equity (GAAP) (Denominator)	147,139	147,763	147,873	145,593	140,664	147,449	140,478
Return on Average Equity (GAAP)	10.76%	5.24%	6.80%	8.80%	7.58%	8.01%	9.80%
Adjusted Net Income (Non-GAAP) (Numerator)	$3,949	$2,717	$1,967	$2,926	$2,674	$6,666	$5,871
Annualization Factor	4.01	4.06	3.98	3.98	4.02	2.02	2.01
Average Equity (GAAP) (Denominator)	147,139	147,763	147,873	145,593	140,664	147,449	140,478
Adjusted Return on Average Equity (Non-GAAP)	10.76%	7.46%	5.29%	8.00%	7.65%	9.12%	8.40%